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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            HERITAGE OPERATING, L.P.

         The undersigned, desiring to amend the Certificate of Limited Partnership of Heritage Operating, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Limited Partnership is Heritage Operating, L.P. (the "Partnership")

         SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

         3. The name and business addresses of the General Partner is as follows:

            General Partner              Address
            ---------------              -------

            U.S. Propane, L.P.           8801 South Yale Avenue
                                         Suite 310
                                         Tulsa, Oklahoma 74137

         IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 5th day of February, 2002.

                                         General Partner:

                                         U.S. PROPANE, L.P.



                                         By:
                                            ------------------------------------
                                             H. Michael Krimbill
                                             President & Chief Executive Officer